                         SYLVAN LEARNING SYSTEMS, INC.

                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if certificates evidencing shares of common stock, $0.01 par value per share, of Sylvan Learning Systems, Inc., a Maryland corporation, are not immediately available, or if the procedure for book-entry transfer described in the Offer to Purchase dated August 10, 2000 and the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

   This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the offer is:

                           First Union National Bank

        By Mail:            By Overnight Delivery:        By Hand Delivery:



  First Union National       First Union National       First Union National
          Bank                       Bank                       Bank
  1525 West W.T. Harris      1525 West W.T. Harris      1525 West W.T. Harris
          Blvd                       Blvd                       Blvd
Charlotte, NC 28288-1153   Charlotte, NC 28262-1153         Building 3C3


                                                         Charlotte, NC 28262
    Attn: Reorg Dept.          Attn: Reorg Dept.          Attn: Reorg Dept.

                            Facsimile Transmission:

                                 (704) 590-7628

                   Confirm Receipt of Facsimile by Telephone:

                                 (704) 590-7408

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery. Deliveries to Sylvan will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Book-Entry Transfer Facility will not constitute valid delivery to the Depositary.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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

Ladies and Gentlemen:

   The undersigned tenders to Sylvan at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. All shares tendered and purchased will include the associated preferred stock purchase rights issued pursuant to the Amended and Restated Rights Agreement dated as of December 18, 1999 between Sylvan and First Union National Bank, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred stock purchase rights.

              Number of shares to be tendered:             shares.


                                    Odd Lots

    To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares (not including any shares held in Sylvan's Employee Stock Purchase Plan or in Sylvan's 401(k) Retirement Savings Plan). The undersigned either (check one box):

 [_]is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

 [_]is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) of shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each person was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

 In addition, the undersigned is tendering shares either (check one box):

 [_]at the purchase price determined by Sylvan in accordance with the terms of the offer (persons checking this box need not indicate the price per share below); or

 [_]at the price per share indicated below in the section captioned "Price
    (In Dollars) per Share at Which Shares Are Being Tendered."



                               Conditional Tender

    A tendering shareholder may condition his or her tender of shares upon Sylvan purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by Sylvan pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

 [_]The minimum number of shares that must be purchased, if any are purchased
    is:        shares.


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           Check only one box. If more than one box is checked or if
          no box is checked, the shares will not be properly tendered.

               Shares Tendered at Price Determined by Shareholder
                (See Instruction 5 to the Letter of Transmittal)

    By checking one of the following boxes below instead of the box under "Shares Tendered at Price Determined Pursuant to the Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Sylvan for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

        Price (In Dollars) per Share at Which Shares Are Being Tendered

      [_] $13.500                    [_] $14.000                                     [_] $14.500
      [_] $13.625                    [_] $14.125                                     [_] $14.625
      [_] $13.750                    [_] $14.250                                     [_] $14.750
      [_] $13.875                    [_] $14.375                                     [_] $14.875
                                                                                     [_] $15.000

                                       OR

           Shares Tendered at Price Determined Pursuant to the Offer
                (See Instruction 5 to the Letter of Transmittal)

 [_]The undersigned wants to maximize the chance of having Sylvan purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Sylvan in accordance with the terms of the offer. This action could result in receiving a price per share of as low as $13.50.

 Signature(s): _______________________________________________________________

 Name(s) of Record Holder(s): ________________________________________________
                              Please Type or Print

 Certificate Nos.: ___________________________________________________________

 Address: ____________________________________________________________________
                                                                 Zip Code

 Daytime Area Code and Telephone No.: ________________________________________

 Date: _________________________, 2000

 If shares will be delivered by book-entry transfer, provide the following information:

 Account Number: _____________________________________________________________

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                                   Guarantee
                   (Not to be used for a signature guarantee)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the Book-Entry Transfer Facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility, and any other required documents, all within three (3) Nasdaq Stock Market trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the Eligible Institution.

                             Name of Firm: ___________________________________

                             Address: ________________________________________

                             Zip Code: _______________________________________

                             Area Code and Telephone No.: ____________________

                             Authorized Signature ____________________________

                             Name: ___________________________________________

                             Please Print: ___________________________________

                             Title: __________________________________________

 Date:          , 2000

 Note: Do not send share certificates with this form. Certificates for shares should be sent with the Letter of Transmittal.

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